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                                                                     EXHIBIT 2.2

                                                               EXECUTION VERSION

                                FIRST AMENDMENT
                        TO AGREEMENT AND PLAN OF MERGER

      FIRST AMENDMENT dated as of September 23, 2004 to the Agreement and Plan of Merger (the "AGREEMENT") dated as of July 23, 2004, by and among VHS Holdings LLC, a Delaware liability limited company ( "PARENT"), Health Systems Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the "SUB") and Vanguard Health Systems, Inc. a Delaware Corporation (the "COMPANY") (collectively, the "PARTIES").

                              W I T N E S S E T H:

      WHEREAS, the Parties, pursuant to Section 9.03 of the Agreement, desire to amend the Agreement to reflect the changes set forth herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

      Section 1. Escrow . Section 3.09 of the Agreement is hereby amended and restated in its entirety as follows:

      Notwithstanding any other provision of this Article 3 to the contrary, with respect to any holder of Company Series B Stock, Common Shares, Options or the 8.18% Note that is not and does not become prior to the Effective Time a party to the Indemnification Agreement or otherwise elects to be subject to this Section 3.09, Parent and the Company shall withhold from the aggregate consideration otherwise payable to such holder pursuant to Section 3.01(b), 3.01(c), 3,04(a) or 3.08, respectively, an amount equal to (a) the product of (i) $50,000,000 times (ii) the applicable escrow percentage with respect to such holder as set forth in a schedule to be delivered by the Company to Parent prior to the Effective Time plus (b) the product of (i) $100,000 times (ii) the applicable escrow percentage with respect to such holder as set forth in a schedule to be delivered by the Company to Parent prior to the Effective Time. All such amounts so withheld shall be deposited in escrow promptly after the Effective Time with a third-party escrow agent reasonably acceptable to each of Parent and the Company (pursuant to an escrow agreement containing commercially reasonable terms among Parent, the Company and the Stockholders' Representative (as defined in the Indemnification Agreement)) for the purpose of funding indemnification and other payments (including payments to the

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      Stockholder's representative pursuant to Section 5.04 of the
      Indemnification Agreement) substantially on the terms, subject to the conditions and in the manner described in, and on a pro rata basis with any indemnification or other payments (including payments to the Stockholder's representative pursuant to Section 5.04 of the Indemnification Agreement) made under, the Indemnification Agreement.

      Section 2. Metalmark Subadvisor LLC. Sections 8.02(c) and 8.03(g) of the Agreement are hereby amended by deleting the term "Metalmark Subadvisor LLC" and inserting, in lieu thereof, the term "Metalmark Management LLC".

      Section 3. Effect of Amendment. This First Amendment shall not constitute an amendment or modification of any provision of, or schedule to, the Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions and schedules of the Agreement are and shall remain in full force and effect.

      Section 4. Choice of Law. This First Amendment and the rights of the parties under it will be governed by and construed in all respects in accordance with the laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of law.

      SECTION 5. References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall refer to the Agreement as amended hereby.

      Section 6. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This First Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by each of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each of the other parties hereto, this First Amendment shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

                                       2
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                                                               EXECUTION VERSION

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                      VHS HOLDINGS LLC

                                      By: /s/ Neil Simpkins
                                          --------------------------------------
                                          Name:   Neil Simpkins
                                          Title:  President and Treasurer

                                      HEALTH SYSTEMS ACQUISITION CORP.

                                      By: /s/ Neil Simpkins
                                          --------------------------------------
                                          Name:   Neil Simpkins
                                          Title:  President and Treasurer

                                      VANGUARD HEALTH SYSTEMS, INC.

                                      By: /s/ Joseph D. Moore
                                          --------------------------------------
                                          Name:   Joseph D. Moore
                                          Title:  Executive Vice President,
                                                  Treasurer and Chief Financial
                                                  Officer